Exhibit 99.1

Philadelphia Terminals
Combined Financial Statements
December 31, 2015

Philadelphia Terminals
Index
December 31, 2015

Pages(s)
Report of Independent Auditors	1

Financial Statements
Combined Balance Sheet	3
Combined Statement of Operations	4
Combined Statement of Changes in Net Parent Investment	5
Combined Statement of Cash Flows	6

Notes to Combined Financial Statements	7-13

Independent Auditor's Report

To Management of Plains All American GP LLC

We have audited the accompanying combined financial statements of Philadelphia Terminals, which comprise the combined balance sheet as of December 31, 2015, and the related combined statement of operations, combined statement of changes in net parent investment and the combined statement of cash flows, for the year then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Philadelphia Terminals as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 22, 2016

Philadelphia Terminals
Combined Balance Sheet
December 31, 2015

(in thousands)	2015
Assets
Current assets
Accounts receivable, net	$1,284
Inventory	544
Total current assets	1,828

Property and equipment, net	124,496

Long-term assets
Other long-term assets	1,150
Total assets	$127,474

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued expenses	$2,825
Other current liabilities	45
Total current liabilities	2,870

Long-term liabilities
Total long-term liabilities	2,389
Total liabilities	$5,259

Net parent investment	122,215
Total liabilities and net parent investment	$127,474

The accompanying notes are an integral part of these combined financial statements.

Philadelphia Terminals
Combined Statement of Operations
December 31, 2015

2015
(in thousands)
Revenue
Storage	$8,058
Throughput and ancillary	9,314
Total Revenue	17,372

Expenses
Purchases and related costs	1,681
Operating	9,570
General and administrative	1,722
Depreciation	3,702
Total expenses	16,675

Operating income	697
Other income	65

Net income	$762

The accompanying notes are an integral part of these combined financial statements.

Philadelphia Terminals
Combined Statement of Changes in Net Parent Investment
December 31, 2015

(in thousands)	2015
Net parent investment
Balance as of December 31, 2014	$123,047
Net income	762
Net distributions to parent	(1,594)
Balance as of December 31, 2015	$122,215

The accompanying notes are an integral part of these combined financial statements.

Philadelphia Terminals
Combined Statement of Cash Flows
December 31, 2015

(in thousands)	2015
Cash flows from operating activities
Net income	$762
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,702
Net changes in operating assets and liabilities:
Accounts receivable	819
Inventory	409
Accounts payable and accrued liabilities	(706)
Net cash provided by operating activities	4,986

Cash flows from investing activities
Additions to property and equipment	(3,392)
Net cash used in investing activities	(3,392)

Cash flows from financing activities
Net distributions to parent	(1,594)
Net cash used in financing activities	(1,594)

Cash and cash equivalents
Net change in year	—
Beginning of year	—
End of year	$—

Supplemental Cash Flow Information
Non-cash transactions:
Accrued capital expenditures	$380

The accompanying notes are an integral part of these combined financial statements.

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

The East Coast Terminal Assets (“Philadelphia Terminals” or the “Company”) are owned by Plains Products Terminals, LLC (“PPT”), a wholly-owned subsidiary of Plains All American L.P. (“PAA”, or the “Parent”). The Philadelphia Terminals are located near Philadelphia, Pennsylvania and Paulsboro, New Jersey. As used in this document, the terms “we”, “us”, “our”, and similar terms refer to the Philadelphia Terminals unless the context indicates otherwise.

We own 4 discrete refined products terminals: Paulsboro, 51st Street, South Philadelphia and North Philadelphia, which are comprised of 57 storage tanks with approximately 4.4 million barrels of storage capacity and additional assets including pipeline connections, 26 truck loading lanes, two barge docks and a ship dock. The Philadelphia Terminals consist of:

•
The Paulsboro terminal consists of 26 tanks with an approximate shell capacity of 2.6 million barrels. Its products include gasoline, ultra-low-sulfur diesel, ethanol, jet fuel, intermediates and blendstocks. Its modes of inbound and outbound transportation primarily are barge/ship, truck and pipeline.

•
The 51St Street terminal consists of 10 tanks with an approximate shell capacity of 0.3 million barrels. Its product of storage is heating oil (low sulfur and ultralow sulfur). Its modes of inbound and outbound transportation are barge, truck and pipeline.

•
The South Philadelphia terminal consists of 11 tanks with an approximate shell capacity of 0.6 million barrels. Its products include all on-road fuels. Its modes of inbound and outbound transportation are pipeline, barge, truck and an outbound connection to a third party facility.

•
The North Philadelphia terminal consists of 10 tanks with an approximate shell capacity of 0.9 million barrels. Its products include asphalt, fuel oil and ultra-low-sulfur diesel. Its modes of inbound and outbound transportation are barge, truck and pipeline.

Through these terminals, we generate fee-based revenue through refined petroleum products storage and throughput services. Our operations consist of one reportable segment.

Basis of Presentation

The combined financial statements consist of the historical financial statements of PAA’s Philadelphia Terminals business. These statements reflect the combined historical results of operations, financial position, changes in net parent investment and cash flows of the Philadelphia Terminals as if such operations had been combined for the period presented. These combined financial statements were prepared in connection with the sale of the Philadelphia Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA’s historical carryover basis.

Intercompany transactions between the Parent and the Philadelphia Terminals have been included in these combined financial statements and are considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet within net parent investment.

The combined statement of operations also includes expense allocations for certain functions historically performed by the Parent and allocated to the Philadelphia Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering and environmental, health and safety. Costs related to such functions are included in either operating or general administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of the Philadelphia Terminals, including those incurred by PAA on behalf of the Philadelphia Terminals. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had the Philadelphia Terminals been a stand-alone company during the period presented and may not reflect its results of operations, financial position and cash flows had the Philadelphia Terminals been a stand-alone company during the period presented.

We do not maintain separate bank accounts; therefore, we use PAA’s centralized cash management process whereby the cash generated by the Philadelphia Terminals is held by PAA, and PAA funds the Philadelphia Terminals’ operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by the Philadelphia Terminals’ operations and held by PAA are not presented in the combined financial statements. Transfers of cash to and from PAA’s cash management system is reflected as a component of “Net parent investment” on the combined balance sheet, and as part of “Net distributions to parent” on the combined statement of cash flow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates involve (i) property and equipment and depreciation expense, (ii) allowance for doubtful accounts and (iii) accruals and contingent liabilities. Although we believe these estimates are reasonable, actual results can differ from these estimates.

Revenue Recognition

Our operations generally consist of fee-based activities associated with storage, throughput services and other ancillary fees for refined products. We generate revenue through a combination of month-to-month and multi-year storage agreements. Storage fees resulting from short-term and long-term contracts are typically recognized in revenue ratably over the term of the contract regardless of the actual storage capacity utilized. Throughput fees are recognized as the refined product enters or exits the terminal and is received from or delivered to the connecting carrier or third-party, as applicable. Revenues associated with ancillary fees such as marine, additive, injection, blending, pipeline delivery, truck loading, security, circulation and vapor recovery fees are recognized in the period those services are provided and are based on contracted rates.

Purchases and Related Costs

Purchases and related costs include the cost of refined products such as gasoline, diesel, ethanol, heating oil and additives obtained in outright purchases. These costs are recognized at the time title transfers to us.

Accounts Receivable

Accounts receivable are primarily derived from storage, throughput and ancillary fees. We had an allowance for doubtful accounts as of December 31, 2015 of approximately $815 thousand. We review all outstanding accounts receivable balances on a monthly basis and record a reserve for amounts that we expect will not be fully recovered. We do not apply actual balances against any reserves until we have exhausted substantially all collection efforts. At December 31, 2015 substantially all of our accounts receivable (net of

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

allowance for doubtful accounts) were less than 30 days past their scheduled invoice date.

Income Taxes

No provision for federal or state income taxes has been made because neither the Company’s predecessor entity, PPT, nor the Parent are taxable entities for federal income tax purposes

Fair Value Estimates

The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their carrying values due to their short-term nature.

Other Significant Accounting Policies

See the respective footnotes for our accounting policies regarding (i) inventory, (ii) property and equipment, (iii) concentration of customers and credit risk, (iv) related parties, (v) commitments and contingencies and (vi) subsequent events.

Recent Accounting Pronouncements

In March 2016, the FASB issued guidance to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification of certain related payments on the statement of cash flows. This guidance will become effective for interim and annual periods beginning after December 15, 2016, with early adoption permitted. We expect to adopt this guidance on January 1, 2017, and we are currently evaluating the effect that adopting this guidance will have on our financial position, results of operations and cash flows.

In February 2016, the FASB amended the leasing guidance to require that lessees recognize the following for their leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The amendments are effective for interim and annual reporting periods beginning after December 15, 2019. We are currently evaluating the impact to our financial position, results of operations and cash flows.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued guidance to simplify the measurement of inventory. This updated guidance requires entities to measure inventory at the lower of cost and net realizable value; however, inventory measured using last-in, first-out and the retail inventory method is unchanged by this update. This guidance will become effective for interim and annual periods beginning after December 15, 2016, with prospective application required. Early adoption is permitted, including adoption in an interim period. We expect to adopt this guidance on January 1, 2017, and we do not anticipate that our adoption will have a material impact on our financial position, results of operations or cash flows.

In May 2014, the FASB issued guidance regarding the recognition of revenue from contracts with customers with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. The guidance also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and the related cash flows. This guidance can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption. In August 2015, the FASB issued guidance deferring the effective date to interim and annual periods beginning

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

after December 15, 2018. Therefore, we expect to adopt this guidance on January 1, 2019, and we are currently evaluating which transition approach to apply and the impact that adopting this guidance will have on our financial position, results of operations and cash flows.

3. INVENTORY

Our inventory primarily consists of refined products such as gasoline, diesel, ethanol and heating oil. As is common in the industry, our agreements with our customers incorporate a provision that is intended to offset losses due to evaporation, measurement and other losses. Our inventory is valued at the lower of cost or market, with cost determined using an average cost method. At the end of each reporting period, we assess the carrying value of our inventory and make any adjustments necessary to reduce the carrying value to the applicable net realizable value. During the year ended December 31, 2015, there were no inventory valuation adjustments.

4. PROPERTY AND EQUIPMENT

In accordance with our capitalization policy, expenditures made to expand the existing operating and/or earnings capacity of our assets are capitalized. We also capitalize certain costs directly related to the construction of such assets. In addition, we will capitalize expenditures for the replacement of partially or fully depreciated assets in order to maintain the operating and/or earnings capacity of our existing assets. Repair and maintenance expenditures incurred in order to maintain the day to day operation of our existing assets are expensed as incurred.

Property and equipment, net is stated at cost and consisted of the following:

	Estimated Useful Lives (Years)	December 31, 2015
(in thousands)
Tankage, Pipeline, and Heavy Equipment	10 - 70	$138,867
Buildings	20 - 40	1,965
Vehicles, Office, and Other Equipment	3 - 15	2,280
Construction in progress	0	5,917
Land	N/A	7,827
		156,856
Accumulated depreciation		(32,360)
Property and equipment, net		$124,496

We compute depreciation expense using the straight-line method based on estimated useful lives and salvage value of our assets. These estimates are based on various factors including condition, manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Uncertainties that impact these estimates include changes in laws and regulations relating to restoration and abandonment requirements, economic conditions and supply and demand in the area. When assets are put into service, we make estimates with respect to useful lives and salvage values that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization.

Impairment of long-lived assets

Long-lived assets with recorded values that are not expected to be recovered through future cash flows are written down to estimated fair value in accordance with the FASB’s Accounting Standards Codification. Under this guidance, a long-lived asset is tested for impairment when events or circumstances indicate that

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

its carrying value may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value exceeds the sum of the undiscounted cash flows, an impairment loss equal to the amount by which the carrying value exceeds the fair value of the asset is recognized.

We will periodically evaluate property and equipment for impairment when events or circumstances indicate that the carrying value of these assets may not be recoverable. The evaluation is highly dependent on the underlying assumptions of related cash flows. The subjective assumptions used to determine the existence of an impairment of carrying value include:

•	whether there is an indication of impairment;

•	the grouping of assets;

•	the intention of “holding,” “abandoning” or “selling” an asset;

•	the forecast of undiscounted expected future cash flow over the asset’s estimated useful life; and

•	if an impairment exists, the fair value of the asset or asset group.

We did not recognize any impairments during the year ended December 31, 2015.

5. CONCENTRATION OF CUSTOMERS AND CREDIT RISK

The following customers and their respective subsidiaries accounted for 10% or more of our revenues for the year presented:

Year Ended December 31, 2015

PBF Holding Company LLC	20%
Glencore Ltd.	16%
Petrocom Energy Group LTD.	11%

Financial instruments that potentially subject us to concentrations of credit risk consist principally of trade receivables. Accounts receivable are primarily derived from storage and throughput service fees. This industry concentration has the potential to impact our overall exposure to credit risk in that the customers may be similarly affected by changes in economic, industry or other conditions. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral for accounts receivable.

6. RELATED PARTY TRANSACTIONS

As discussed in “Basis of Presentation” in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering and environmental, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined financial statements, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent’s general partner, Plains All American GP, LLC.

Furthermore, other than the treasury function performed by PAA on behalf of the Philadelphia Terminals as also described in “Basis of Presentation” in Note 1, no other transactions between the Philadelphia Terminals and related parties occurred during the year ended December 31, 2015.

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

7. COMMITMENTS AND CONTINGENCIES

Commitments

We have commitments related to real property and equipment. Future non-cancelable commitments related to these items at December 31, 2015, are summarized below:

(in thousands)	2016	2017	2018	2019	2020	Thereafter	Total

Leases(1)	$44	$31	$14	$14	$1	$—	$104

____________________

(1)	Lease expense for 2015 was $40 thousand, and was recognized in “Operating expenses” in our combined financial statements

Contingencies

We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value. We record receivables for amounts recoverable from insurance or from third parties under indemnification agreements in the period that we determine the costs are probable of recovery.

Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

At December 31, 2015, our estimated undiscounted reserve for environmental liabilities totaled $2.6 million, of which $0.2 million was classified as short-term and $2.4 million was classified as long-term. These short- and long-term environmental liabilities are reflected in “Accounts payable and accrued expenses” and “Total long-term liabilities,” respectively, on our Combined Balance Sheet, and primarily relate to the Paulsboro terminal. In 2011, the New Jersey Department of Environmental Protection issued a Consent Judgment for the Paulsboro facility. PAA and Kinder Morgan Liquids Terminals (“KMLT”) were deemed responsible for remediating the Eastern Tank Field area. Based on the terms of an indemnity agreement, PAA and KMLT share the costs of $2.4 million (50/50) while PAA remains the operator and constructs and operates the remediation system. At December 31, 2015, we recorded receivables totaling $1.2 million, substantially all of which is reflected in “Other long-term assets” on our Combined Balance Sheet for amounts probable of recovery from KMLT related to these liabilities. During the year ended December 31, 2015, $46 thousand of expense was recognized to operating expense, net of amounts receivable.

Philadelphia Terminals
Notes to Combined Financial Statements
December 31, 2015

8. SUBSEQUENT EVENTS

We did not identify any subsequent events or transactions through June 22, 2016, the date the accompanying combined financial statements were available to be issued.